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                                                                     EXHIBIT 5.2

                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        Baltimore, Maryland 21201-3018
                                 410-539-2530
                              FAX:  410-539-0489

                              September 22, 1999

Anworth Mortgage Asset Corporation
1299 Ocean Avenue
Santa Monica, California  90401

     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

          We have acted as special Maryland counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 450,000 shares of Common Stock, par value $0.01 per share (the "Common
Stock"), of the Company pursuant to a Registration Statement of the Company on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") relating to the 450,000 shares (the "Shares") of Common Stock that may be issued pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

          In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Charter and By-Laws of the Company, the proceedings of the Board of Directors of the Company relating to the authorization and issuance of the Shares, a Certificate of the Secretary of the Company (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

          In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

          Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the issuance of the Shares has been duly authorized, and, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, such Shares will be validly issued, fully paid and non-assessable.

          In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of

                             Exhibit 5.2 - Page 1
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the number of such shares authorized by the Company's Charter and will not violate any of the Common Stock Ownership Limit provisions of the Company's Charter (as defined in Article IX thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

          This opinion may be relied upon by Allen, Matkins, Leck, Gamble & Mallory LLP in giving their legality opinion to be filed as an exhibit to the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinion" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ Piper & Marbury L.L.P.
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                             Exhibit 5.2 - Page 2